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EXHIBIT 99(f)

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF MARYLAND
(Greenbelt Division)

CRIIMI MAE INC., et al.,	*	98-2-3115-DK
(Chapter 11)
Debtors.	*	(Jointly Administered)

*****	*

CRIIMI MAE INC.,	*

Plaintiff,	*

v.	*

MORGAN STANLEY & CO.	*
INTERNATIONAL LIMITED,		Adversary Proceeding
	*	No. 98-1565-DK
Defendant.
*

******	*	******

STIPULATION EXTENDING WELLS FARGO STANDSTILL

    CRIIMI MAE Inc. ("CRIIMI MAE") and Morgan Stanley & Co. International Limited ("MSIL"), by their undersigned counsel, hereby stipulate and agree pursuant to paragraph two of the Stipulation and Consent Order Regarding Adversary Proceeding among CRIIMI MAE, MSIL and the Official Committee of Unsecured Creditors of CRIIMI MAE that the Wells Fargo Standstill Period shall be extended up through and including October 31, 1999.

/s/ GREGORY A. CROSS	/s/ ANNE BARRY HOWE
Richard L. Wasserman, Esquire	Thomas P. Ogden, Esquire
(Federal Bar No. 02784)	Anne Berry Howe, Esquire
Gregory A. Cross, Esquire	Barbara D. Diggs, Esquire
(Federal Bar No. 04571-G)	Davis Polk & Wardwell
Venable, Baetjer and Howard, LLP	450 Lexington Avenue
1800 Mercantile Bank & Trust Bldg	New York, New York 10017
2 Hopkins Plaza	(212) 450-4000
Baltimore, Maryland 21201
(410) 244-7400	Of Counsel for Defendant Morgan Stanley & Co.
Co-Counsel for CRIIMI MAE Inc.	International Limited

Stanley J. Reed, Esquire
(Federal Bar No. 00315)
Lauri Cleary, Esquire
(Federal Bar No. 06599)
Tamara A. Stoner, Esquire
(Federal Bar No. 08014)
Lerch, Early & Brewer, Chartered
3 Bethesda Metro Center, Suite 380
Bethesda, Maryland 20814
(301) 986-1300
Counsel for Defendant Morgan Stanley & Co. International Limited

CERTIFICATE OF SERVICE

    I HEREBY CERTIFY that on this 12th day of October, 1999 a copy of the foregoing Stipulation Extending Wells Fargo Standstill was sent by first class mail, postage prepaid to:

              Thomas P. Ogden, Esquire
              Davis Polk & Wardell
              450 Lexington Avenue
              New York, New York 10017
              Stanley J. Reed, Esquire
              3 Bethesda Metro Center, Suite 380
              Bethesda, Maryland 20814
              Daniel M. Lewis, Esquire
              Michael Bernstein, Esquire
              Arnold and Porter
              555 Twelfth Street, N.W.
              Washington, D.C. 20004
              Michael St. Patrick Baxter, Esquire
              Covington and Burling
              1201 Pennsylvania Avenue, N.W.
              Washington, D.C. 20044
              Clifford J. White, III, Esquire
              Assistant U.S. Trustee
              Office of U.S. Trustee
              6305 Ivy Lane, Suite 600
              Greenbelt, Maryland 20770
              Stanley J. Samorajczyk, Esquire
              Akin, Gump, Strauss, Hauer & Feld, LLP
              Suite 400
              1333 New Hampshire Avenue, N.W.
              Washington, D.C. 20036

/s/ GREGORY A. CROSS Gregory A. Cross

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IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF MARYLAND (Greenbelt Division)
STIPULATION EXTENDING WELLS FARGO STANDSTILL
CERTIFICATE OF SERVICE